UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2016 (May 25, 2016)

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2016, PC Connection, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended (the “2007 Plan”), which increased the number of shares of common stock that may be issued under the 2007 Plan from 1,600,000 to 1,700,000 shares, representing an increase of 100,000 shares. The amendment to the 2007 Plan had previously been adopted by the Company’s Board of Directors.

The 2007 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to our employees, officers, directors, consultants, and advisors, including those of our subsidiaries.  The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan may not exceed 250,000 shares per calendar year.  A summary of the 2007 Plan was provided  in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 7, 2016 under the heading “Proposal Three – Approval of Amendment to Amended and Restated 2007 Stock Incentive Plan, as amended.”  A copy of the 2007 Plan, including all amendments, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description and vote count of all items voted on at the Annual Meeting:

(1)	The election of seven directors to serve until the 2017 Annual Meeting of Stockholders;

(2)	The approval, in an advisory vote, of the compensation of our executive officers;

(3)	The amendment of the 2007 Plan to increase the number of shares of common stock that may be issued thereunder from 1,600,000 to 1,700,000 shares, representing an increase of 100,000 shares; and

(4)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

The proposals were approved by the following votes:

Proposal #1:	For	Withheld	Broker Non-Vote
Election of Patricia Gallup	20,593,450	3,981,789	937,092
Election of David Hall	20,589,888	3,985,351	937,092
Election of Joseph Baute	24,350,838	224,401	937,092
Election of David Beffa-Negrini	20,592,089	3,983,150	937,092
Election of Barbara Duckett	24,391,082	184,157	937,092
Election of Jack Ferguson	20,625,487	3,949,752	937,092
Election of Donald Weatherson	24,386,259	188,980	937,092

Proposal #2:	For	Against	Abstain	Broker Non-Vote
Approval, in an advisory vote, of the compensation of our executive officers;	24,352,308	72,386	150,544	937,093

Proposal #3:	For	Against	Abstain	Broker Non-Vote
Amendment of the 2007 Plan to increase the number of shares of common stock that may be issued thereunder from 1,600,000 to 1,700,000 shares, representing an increase of 100,000 shares;	24,335,142	199,659	40,438	937,092

Proposal #4:	For	Against	Abstain	Broker Non-Vote
Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.	25,440,953	42,774	28,604	—

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	99.1	Amended and Restated 2007 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.
Date: May 27, 2016	By:	/s/ JOSEPH DRISCOLL
Joseph Driscoll Senior Vice President, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated 2007 Stock Incentive Plan, as amended